EXHIBIT 10.2

                            STOCK ISSUANCE AGREEMENT

                  This Agreement (THE "Stock Issuance Agreement") is made and entered into as of December 30, 2002 between EMERGENT GROUP INC., a Nevada corporation (the "Company"), and BJH MANAGEMENT, LLC ("BJH").

         WHEREAS, the Company and BJH Management, LLC ("BJH") have entered into that certain consulting agreement effective as of October 15, 2001 that provides for, among other things, the consulting services (the "Consulting Agreement") of Bruce J. Haber ("Haber") and Louis Buther ("Buther"); and

         WHEREAS, the Consulting Agreement is being terminated and Haber and Buther are entering into Employment Agreements ("Employment Agreements") with the Company as of the date of this Agreement; and

         WHEREAS, as further consideration under the Consulting Agreement, and in connection with the entering into of Employment Agreements by and between the Company, Haber and Buther dated as of December 30, 2002 which shall provide for the services of Haber as the Chief Executive Officer of the Company and Buther as the President of the Company, the Company hereby agrees to provide for the issuance of shares of common stock of the Company, $.001 par value per share ("Shares" or "Common Stock"), subject to the terms and conditions of this Agreement to be entered into by the parties, in order to provide an opportunity to BJH, Haber and Buther to acquire an equity ownership position in the Company, as an incentive to contribute to the success of the Company; and

         WHEREAS, according to the Company's records the last reported price of the Company's Common Stock was $0.005 per share before it was delisted on the OTC Bulletin Board.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and terms hereafter set forth, it is agreed as follows:

         1. Issuance of Stock. The Company hereby issues to BJH, 11,502,970 Shares (the "Initial Shares"), which, upon issuance, shall represent 17 1/2 % of the Company's issued and outstanding shares of Common Stock on a fully diluted basis as of the date hereof. For the purposes of this Agreement, it is understood Fully Diluted Shares is calculated as the Company's actual number of Common Stock outstanding plus Shares that would be outstanding should all options and warrants with strike prices of $0.25 or less be exercised for Common Stock as of the date of this Agreement.

         2. Purchase of Shares. At any time or from time to time on or before January 31, 2004, provided that (i) the Employment Agreements are then still in full force and effect, and (ii) during the period commencing on January 1, 2003 and ending on December 31, 2003 (the "Anniversary Date") (the "One-Year Period"), the Company has sold additional shares of Common Stock or Common Stock equivalents (exclusive of any shares of Common Stock issued pursuant to the exercise or conversion, as the case may be, of options, warrants, convertible debt or other derivative securities outstanding on the date hereof), BJH shall have the right (the "Anti-Dilution Right") to purchase from the Company, at a purchase price of $.005 per share, additional shares of Common Stock (the "Additional Shares"), such that, upon the purchase of such Additional Shares, BJH's ownership interest in the Company, on a fully diluted basis, after the purchase of any such Additional Shares, when aggregated with the Initial Shares, equals 17 1/2 % of the Company on a fully diluted basis as of the Anniversary Date, provided, however, that such Anti-Dilution Right shall only apply to up to $2,000,000 of actual Equity Issuances (meaning stock or common stock equivalents sold for cash consideration in a private placement or public offering) closed by the Company during the One Year Period. For the avoidance of doubt, it is expressly understood and agreed by the parties that the foregoing Anti-Dilution Right only applies to the first $2,000,000 (or such lesser amount) of Equity Issuances actually closed by the Company during the One Year Period. Consequently, in the event and to the extent that the Company effects Equity Issuances during the One Year Period in excess of $2,000,000, BJH's ownership interest in the Company will be diluted accordingly. Should the Employment Agreements be terminated prior to the Anniversary Date, any Additional Shares simultaneously with the termination of such Employment Agreements, shall be required to sell such Additional Shares back to the Company at the same price paid for the Additional Shares by BJH.
paid for the Additional Shares by BJH.

         3. Conditions to Issuance of Shares. The following conditions apply as a prerequisite to the Company's obligation to issue any Shares or deliver any certificate for Shares or other evidence of ownership of Shares issued to BJH hereunder:

         (a) BJH represents that it has had full access to information about the Company to the extent necessary for, and has made, an informed investment decision. BJH warrants and represents that it has not relied on any representations of the Company or its management regarding the purchase of Shares hereunder except as expressly stated herein.

         (b) Satisfactory arrangements will be made for the payment by BJH of any federal, state and local taxes required to be paid on account of issuance of the Shares.

         (c) BJH understands that there is not in effect a registration statement registering the Shares under the Securities Act of 1933, as amended ("1933 Act"), BJH acknowledges and agrees it is accepting the Shares only for investment and without any present intention to sell or distribute such Shares, and otherwise in full compliance with the terms and conditions of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all other applicable federal and state securities laws, including regulations thereunder (the "Securities Laws"). BJH further understands that the Securities Laws, and/or the Company's compliance requirements thereunder, may impose restrictions on transfer of the Shares acquired hereunder.

         (d) The Company may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect compliance with the Securities Laws, including, but not limited to, placing legends on shares certificates and issuing stop-transfer orders to transfer agents and registrars.

         (e) Any registration or other qualification of the Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Company shall, in its absolute discretion, deem necessary or advisable, shall be completed and the Company shall use its best efforts to obtain such registration or approval.

         (f) Any approval or other clearance from any state or federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable shall be obtained and the Company shall use its best efforts to obtain such approval or clearance.

         4. Issuance of the Shares. The Shares issuable and deliverable hereunder may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Upon signing of this Stock Issuance Agreement, the Company's Stock Administrator shall promptly arrange for issuance and delivery to BJH of certificates representing the Shares. BJH understands and agrees that the Shares shall be registered in its name and in certificated form.

         5. Legends on Share Certificates. BJH understands and agrees that the Company shall cause legends in substantially the form set forth below to be placed on the Share certificates evidencing ownership of the Shares, together with any other legends that may be required by applicable state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, ASSIGNED, SOLD, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED, UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH TRANSACTION IS IN COMPLIANCE WITH THE ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK ISSUANCE AGREEMENT DATED December 30, 2002 BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND REPURCHASE RIGHTS ARE BINDING ON THE ORIGINAL HOLDER AND TRANSFEREES OF THESE SHARES.

        6. Stop-Transfer Notices. BJH understands and agrees that the Company may issue appropriate "stop transfer" instructions to its transfer agent in order to ensure compliance with the restrictions referred to in this Stock Issuance Agreement with respect to the Shares.

       7. (a) Restrictions on Transfer of the Shares. For a period of twelve months from the date of this signed Agreement, none of the Shares nor any beneficial interest therein shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way other than in accordance with the provisions of this Stock Issuance Agreement. Notwithstanding the foregoing, BJH may transfer these Shares to Haber and/or Buther and Haber and/or Buther may transfer the Shares during Haber's and/or Buther's lifetime, or on Haber's and/or Buther's death by will or intestacy, to a member or members of Haber's or Buther's Immediate Family and such a transfer shall be exempt from the provisions of this Section, provided that Haber or Buther notifies the Company in writing within thirty (30) days after such transfer. An "Immediate Family" member shall mean a parent, sibling, spouse or issue, spouses of such issue and any trust for the benefit of, or the legal representative of, any of the preceding persons and/or Haber or Buther, or any partnership substantially all of the partners of which are one or more of such persons or Haber or Buther or any limited liability company substantially all of the members of which are one or more of such persons or Haber or Buther. The terms of this Stock Issuance Agreement shall be binding on and shall inure to the benefit of, any valid transferee under these provisions. The Company shall not be required to (a) transfer on its books any Shares that have been transferred or pledged in violation of any of the provisions of this Stock Issuance Agreement or (b) to treat as owner of such Shares or to accord the rights of a stockholder to any transferee or pledgee to whom such shares shall have been so transferred or pledged. Any such attempted transfer or pledge shall be void. Transfers permitted under this paragraph shall be deemed to be made to "Permitted Transferees".

            (b) Restrictions on Sale of the Shares.BJH will be restricted from selling any stock for a period of 12 months from the date of this signed Agreement other than transfers to related parties as permitted under the Company's Stock Option Plan or as permitted in 7a) above or in the event of a sale or change of control of the Company.

            (c) Incidental Registration. If the Company at any time proposes to file on its behalf and/or on behalf of any of its security holders a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to the Company's employees pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to the Company's Common Stock, it will give written notice to BJH at least 30 days before the initial filing with the Commission of the registration statement, which notice shall set forth the intended method of disposition of the securities that the Company proposes to register. The notice shall offer to include in such filing the aggregate number of shares of Common Stock issued to BJH under this Agreement as BJH, or Permitted Transferees may request. BJH or Permitted Transferees shall advise the Company in writing within 20 days after the date of receipt of such offer from the Company, setting forth the amount of Stock for which registration is asked. The Company shall thereupon include in such filing the number of shares of Stock for which registration is so asked.

       8. Taxes.

            (a) Tax Consequences. BJH represents that it has reviewed with its own tax advisor the federal, state, local and foreign tax consequences, if any, of this issuance and the transactions contemplated by this Stock Issuance Agreement. BJH further represents that it has relied solely on such advisor and not on any statements or representations of the Company or any of its agents with respect to tax matters in connection with this Agreement. BJH understands that BJH (and not the Company) shall be responsible for any tax liability that BJH may incur as a result of this investment or the transactions contemplated by this Stock Issuance Agreement.

        9. Rights of Engagement. BJH acknowledges and understands that the benefits conferred upon BJH hereunder do not constitute an express or implied promise of engagement by the Company, and that this Stock Issuance Agreement shall not be construed as obligating the Company to engage BJH for any specific period of time. Nothing in this Agreement however shall affect the rights of Haber or Buther under Employment Agreements by and between the Company and Haber and Buther executed simultaneously herewith.

      10. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New York, without giving reference to principles of conflict of laws. Each of the parties hereto irrevocably consents to the venue and exclusive jurisdiction of the federal and state courts located in the State of New York, County of New York. The parties hereby knowingly, irrevocably, voluntarily and intentionally waive any right they may have to a trial by jury in respect of any action, proceeding or counterclaim based on this Stock Issuance Agreement or the transactions contemplated in it, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party to it.

      11. No Waiver; Severability. Either party's failure to enforce any provision hereunder shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing such provision and/or any other provision of this agreement. The invalidity of any provision of this Stock Issuance Agreement shall not in any manner affect the validity or enforceability of any other provisions hereof.

      12. Consents and Approvals: No Violations.

           (a) Neither the execution, delivery and performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated by this Agreement will (i) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of the Company,
(ii) require a filing with, or a permit, authorization, consent or approval of, any Governmental Entity except in connection with or in order to comply with the applicable provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, state securities or "blue sky" laws and the By-Laws of the National Association of Securities Dealers, or (iii) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to the Company or any of its properties or assets.

            (b) Authority Relative to this Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of the Company has duly authorized the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated on its part by this Agreement, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to consummate the transactions contemplated by it. The Company has duly validly executed and delivered this Agreement and it is a valid and binding Agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy or insolvency laws affecting creditors' rights generally and to general principles of equity.

      13. Capitalization. The Company's authorized capital stock consists of 100 million shares of the Company's Common Stock. As of December 30, 2002, (i) approximately 53,414,833 shares of the Company's Common Stock were issued and outstanding and (ii) options to acquire approximately 15,188,000 shares of the Company's Common Stock (the "Stock Options") are outstanding. The BJH Management, LLC Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights.

       14. Notice. Any notice to be given under the terms of this Stock Issuance Agreement to the Company shall be addressed to the Company in care of its Stock Administrator, Bill McKay, CFO, Emergent Group, Inc., 932 Grand Central Avenue, Glendale, California 91201 with a copy to Lester Morse P.C., 111 Great Neck Road, Suite 20, Great Neck, New York 11021, Attn: Steve Morse, Esq. and any notice to be given to BJH shall be addressed to it at 145 Huguenot Street, Suite 405, New Rochelle, NY 10801, Attn: Bruce J. Haber with a copy to Haber at 65 The Oaks, Roslyn, New York 11576 and Buther at 205 Ridgefield Avenue, South Salem, New York 10590. By a notice given pursuant to this Section, either party may hereafter designate a different address for notices to be given to it. Any notice to any party will be effective upon receipt (or refusal of receipt), and shall be in writing and delivered personally or sent by telecopy or certified or registered mail, postage prepaid.

       15. Compliance with Laws. The Stock Issuance Agreement and the offer, sale, issuance and delivery of Shares and the payment of the purchase price thereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to Securities Laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered pursuant to the Stock Issuance Agreement shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Stock Issuance Agreement and the Shares offered and sold hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations

       16. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

       17. Entire Agreement; Amendments. This Stock Issuance Agreement represents the entire agreement between the parties with respect to the issuance of Common Stock by the Company, and supersedes all prior understandings of the parties with regard thereto. In the event of a conflict between the provisions of the Employment Agreements with the Company and this Stock Issuance Agreement, the terms of the Stock Issuance Agreement shall prevail. This Stock Issuance Agreement may not be modified except in a writing signed by both parties.

         IN WITNESS WHEREOF, this Stock Issuance Agreement has been executed by the parties as indicated below.

              BJH MANAGEMENT, LLC                       EMERGENT GROUP INC.


      By: /s/ Bruce J. Haber                      By:/s/ Mark W. Waldron
              Bruce J. Haber, Managing Member      Name: Mark W. Waldron
                                                         Title: CEO

     Date:    December 30, 2002                    Date: December 30, 2002

                                                        ATTEST:
              Address:

         145 Huguenot Street, Suite 405              /s/ William M. McKay
         New Rochelle, New York 10801              Name: William M. McKay
                                                  Title: Chief Financial Officer